Exhibit 11

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, Massachusetts 02110-1726

Tel: +1.617.341.7700

Fax: +1.617.341.7701

www.morganlewis.com

March 15, 2019

CRM Mutual Fund Trust

520 Madison Avenue, 20th floor

New York, NY10022

Ladies and Gentlemen:

We have acted as counsel to CRM Mutual Fund Trust, a Delaware statutory trust, in its individual capacity (the “Trust”) and on behalf of its series CRM All Cap Value Fund (the “Acquiring Fund”), in connection with the Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about March 15, 2019 (the “Registration Statement”), with respect to the Acquiring Fund’s Investor Shares and Institutional Shares of beneficial interest (the “Shares”) to be issued in exchange for the assets of CRM Large Cap Opportunity Fund (the “Target Fund”), a series of the Trust, as described in the Registration Statement (the “Reorganization”). You have requested that we deliver this opinion in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b)	A copy, certified by the Secretary of State of the State of Delaware, of the Trust’s Certificate of Trust filed with the Secretary of State (the “Certificate of Trust”);

(c)

A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Agreement and Declaration of Trust (the “Declaration”), the Trust’s By-Laws (the “By-Laws”), and the resolutions adopted by the Trustees of the Trust authorizing the Reorganization and the issuance of the Shares on behalf of the Acquiring Fund (the “Resolutions”);

(d)	a printer’s proof, received on March 15, 2019, of the Registration Statement; and

March 15, 2019

(e)

a copy of the Agreement and Plan of Reorganization to be entered into by the Acquiring Fund and the Target Fund in the form included as Exhibit A to the Registration Statement referred to in paragraph (d) above (the “Agreement and Plan of Reorganization”).

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed for the purposes of this opinion that (i) the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the printer’s proof referred to in paragraph (d) above; (ii) the Agreement and Plan of Reorganization will be duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (e) above; and (iii) that the Declaration, the By-Laws, the Certificate of Trust, the Resolutions and the Agreement and Plan of Reorganization will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Declaration, the By-Laws, and the Resolutions and for the consideration described in the Agreement and Plan of Reorganization, will be validly issued, fully paid and nonassessable.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in

March 15, 2019

the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP